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                                                                     Exhibit (5)




                  [Haskell Slaughter & Young, LLC letterhead]






                                January 27, 1997



MedPartners, Inc.
3000 Galleria Tower, Suite 1000
Birmingham, Alabama  35244

                           RE:  MEDPARTNERS, INC.--
                               AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM S-3
                           (OUR FILE NO. 48367-042)

Gentlemen:


         We have served as counsel for MedPartners, Inc., a Delaware corporation (the "Company" or the "Issuer"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 2,205,032 shares (the "Shares") of the Company's authorized Common Stock, par value $.001 per share, for the account of certain selling stockholders pursuant to Amendment No. 1 to the Company's Registration Statement on Form S-3 (Commission File No. 333-17339) filed under the Act with the Securities and Exchange Commission on January 27, 1997 (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-3.


         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization and issuance of the Shares as we have deemed necessary and appropriate.

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

         1.      The Shares have been duly authorized; and

         2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.
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MedPartners, Inc.
January 27, 1997
Page 2



         We do hereby consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus which forms a part of the Registration Statement, and to the filing of this opinion as an Exhibit thereto.

                                     Very truly yours,

                                     HASKELL SLAUGHTER & YOUNG, L.L.C.


                                     By      /s/ Robert E. Lee Garner
                                        --------------------------------------
                                                 Robert E. Lee Garner